UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

 (Registrant’s telephone number, including area code)

FLORIDA POWER CORPORATION

d/b/a Progress Energy Florida, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Florida	001-3274	59-0247770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 First Avenue North, St. Petersburg, Florida 33701

(Address of Principal Executive Offices, including Zip code)

(727) 820-5151

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

In October 2009 a delamination (or separation) in the concrete within one of six walls (called Bay 3-4) in the Crystal River 3 (“CR3”) nuclear plant occurred while our workforce was creating an opening in the structure to facilitate the replacement of two 500-ton steam generators.  On March 14, 2011, during the final stages of returning the unit to service, a second delamination occurred in a different wall (Bay 5-6).  Progress Energy, Inc. (“Progress Energy”) stopped repair work, and commenced a review to determine the condition of the building and possible repair options.  In July 2011, while no work was being performed on the building, a third wall (Bay 1-2) delaminated.

Following the March 2011 delamination, Progress Energy engaged outside engineering experts, led by Bechtel Engineering, an internationally recognized engineering and construction firm with significant nuclear industry expertise, to perform an analysis of possible repair options. The consultants analyzed 22 repair options and ultimately narrowed those options to four.  Progress Energy, along with independent experts, reviewed the four options for technical, construction and licensing feasibility as well as analyzed the risks, benefits and costs for each option.

Later in 2011, Progress Energy selected a preferred option for further engineering study and technical review.  The preferred repair option included:  (1) removal and replacement of concrete in all of the bays with the exception of the previously repaired and undamaged Bay 3-4 roughly between building elevations 150 feet to 240 feet and lower in two of the delaminated bays; and (2) the installation of radial anchors in the existing concrete in the lower elevations of the building below 150 feet where existing concrete was not being removed and replaced with new concrete.   The preferred option did not include performing any work on the containment building dome, or removing and replacing concrete — in lieu of installing radial anchors — in the lower elevations of the building.

During that time, based on preliminary reviews of the work scope, Progress Energy estimated that scope of work to cost between $900 million and $1.3 billion and to take between 24 and 30 months to complete.  After identifying the preferred repair option, Progress Energy selected two potential vendors, Bechtel and URS, both internationally recognized engineering and construction firms in the nuclear industry.  Based on the bid received later in 2012 by URS, the vendor selected after submission of bid proposals, and Progress Energy’s project team’s analysis, Progress Energy estimated the cost for the work scope to be within the previously announced $900 million to $1.3 billion range, with a point estimate of $1.27 billion, and an approximate schedule of 33 months.  Those costs appear to be trending higher as engineering, procurement and construction contract negotiations and further technical analyses have continued.  The ultimate cost of the repair could be impacted by the final negotiations with URS as well as other factors.

In March 2012, Duke Energy Corporation (“Duke Energy”), as Progress Energy’s pending merger partner, commissioned an independent review team, led by Zapata Incorporated (“Zapata”), to review and assess the Progress Energy CR3 repair plan, including the repair scope, risks, costs and schedule. Such third-party reviews are common in the nuclear industry when addressing complex matters, particularly a first-of-a-kind engineering, construction and licensing project like the one contemplated at CR3.

In its report, Zapata found that the current repair scope (i.e., replacing portions of the concrete in five of the six bays but not replacing the dome or all of the concrete in the walls) appears to be technically feasible; however, significant risks remain that need to be addressed. These include the following:

•      Whether the state-of-the-art computer modeling will be able to accurately predict radial stresses and potential cracking in the building;

•      Whether the containment building dome will suffer damage during the repairs and whether it should be replaced as part of the overall work scope;

•      Whether existing concrete lower in the building walls will experience damage during any repairs, and whether the overall scope should include removal and replacement of all existing concrete in the walls, with the exception of the concrete already replaced in Bay 3-4;

•      Whether there is the potential for additional damage in locations where old and new concrete join;

•      The potential impact of congested work areas in lower elevations on safety, work productivity, and cost and schedule;

•      The ability to install radial anchors in the lower elevations under the current work scope plan; and

•      The level of detail in the current construction plan, given Progress Energy’s focus on detailed engineering work to better define cost and schedules.

Zapata performed four separate analyses of the estimated project cost and schedule to repair CR3.

1.     Performing an independent review of the current repair scope (without existing assumptions or data) — Zapata estimated costs of $1.49 billion with a project duration of 35 months.  The principle difference between Zapata’s estimate and Progress Energy’s estimate appears to be due to the respective levels of contingencies included by each party.

2.     Reviewing the URS bid and Progress Energy’s bid information, the latter of which included Progress Energy’s estimated owner’s costs and contingencies — Zapata estimated costs of $1.55 billion with a project duration of 31 months.  The principle difference between Zapata’s estimate and Progress Energy’s $1.27 billion estimate is a higher contingency amount used by Zapata to reflect a higher project risk and a longer project duration.

3.     Performing an expanded scope of work scenario, that included the Progress Energy scope plus the replacement of the containment building dome and the removal and replacement of concrete in the lower building elevations — Zapata estimated costs of approximately $2.44 billion with a project duration of 60 months.

4.     Performing a “worst case” scenario, assuming the company performed the more limited scope of work, and at the conclusion of that work, additional damage occurred in the dome and in the lower elevations, which forced replacement of each — Zapata estimated costs of $3.43 billion with a project duration of 96 months.

Duke Energy will carefully analyze and address issues raised in the report prepared by Zapata as it continues to evaluate the technical and licensing implications, estimated costs, work scope, risks and schedule associated with a potential repair of CR3.

A final decision on whether to repair or retire CR3 has not been made.

A number of factors could affect the decision to repair, the return-to-service date and repair costs incurred, including, but not limited to, state regulatory and Nuclear Regulatory Commission reviews, insurance recoveries from Nuclear Electric Insurance Limited, the ability to obtain builder’s risk insurance with appropriate coverage, final engineering designs, vendor contract negotiations, the ultimate work scope completion, performance testing, weather and the impact of new information discovered during additional testing and analysis.

Duke Energy will proceed with the repair option only if there is a high degree of confidence that the repair can be successfully completed and licensed within the final estimated costs and schedule, and in the best interests of Duke Energy’s customers, joint owners and investors.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: October 1, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Executive Vice President and Chief Legal Officer and Corporate Secretary

FLORIDA POWER CORPORATION d/b/a Progress Energy Florida, Inc.

Date: October 1, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Executive Vice President and Chief Legal Officer

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